Exhibit 1-2(b)

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

Secured Medium-Term Notes, Series N

Due From 1 Year to 30 Years from Date of Issue

AMENDMENT NO. 1 TO

DISTRIBUTION AGREEMENT

March 2, 2021

BARCLAYS CAPITAL INC. 745 Seventh Avenue New York, New York 10019	MIZUHO SECURITIES USA LLC 1271 Avenue of the Americas New York, New York 10020

BNP PARIBAS SECURITIES CORP. 787 Seventh Avenue, 7th Floor New York, New York 10019	MORGAN STANLEY & CO. LLC 1585 Broadway New York, New York 10036

BNY MELLON CAPITAL MARKETS, LLC 240 Greenwich Street, 3rd Floor New York, NY 10286	MUFG SECURITIES AMERICAS INC. 1221 Avenue of the Americas, 6th Floor New York, New York 10020

BOFA SECURITIES, INC. One Bryant Park New York, New York 10036	PNC CAPITAL MARKETS LLC 300 Fifth Avenue, 10th Floor Pittsburgh, Pennsylvania 15222

CIBC WORLD MARKETS CORP. 300 Madison Avenue, 5th Floor New York, New York 10017	RBC CAPITAL MARKETS, LLC 200 Vesey Street, 8th Floor New York, New York 10281

CITIGROUP GLOBAL MARKETS INC. 388 Greenwich Street New York, New York 10013	SCOTIA CAPITAL (USA) INC. 250 Vesey Street New York, New York 10281

CREDIT SUISSE SECURITIES (USA) LLC Eleven Madison Avenue New York, New York 10010	TD SECURITIES (USA) LLC 1 Vanderbilt Avenue, 12th Floor New York, New York 10017

GOLDMAN SACHS & CO. LLC 200 West Street New York, New York 10282	U.S. BANCORP INVESTMENTS, INC. 214 N. Tryon Street, 26th Floor Charlotte, North Carolina 28202

J.P. MORGAN SECURITIES LLC 383 Madison Avenue New York, New York 10179	WELLS FARGO SECURITIES, LLC 550 South Tryon Street Charlotte, North Carolina 28202

Ladies and Gentlemen:

Reference is made to the Distribution Agreement, dated January 7, 2020 (the “Distribution Agreement”), by and among Public Service Electric and Gas Company, a New Jersey corporation (the “Company”), and Barclays Capital Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., CIBC World Markets Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC (each, an “Agent” and collectively, the “Agents” and, together with the Company, the “Parties”).

WHEREAS, on November 20, 2020, the Company filed with the Securities and Exchange Commission (the “SEC”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-250829) (the “New Registration Statement”), in respect of certain of the Company’s securities, in anticipation of the expiration of the Company’s automatic shelf registration statement on Form S-3 (File No. 333-221639) (the “Expiring Registration Statement”); and

WHEREAS, the Parties wish to amend the Distribution Agreement through this Amendment No. 1 (this “Amendment”) to (i) reference the New Registration Statement in lieu of the Expiring Registration Statement and (ii) update the notice information for the identified Agents, as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to the amendment set forth below, with effect on and after March 2, 2021 (the “Effective Date”).

Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Distribution Agreement.

1.    Registration Statement File Number. On and after the Effective Date, the first sentence of the third paragraph of the Distribution Agreement is hereby amended so that the reference to the file number of the automatic shelf registration statement on Form S-3 filed by the Company with the SEC shall be File No. 333-250829.

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2.    Amendment to Section 13. On and after the Effective Date, the notice information for the Agents identified below is hereby revised as follows:

“Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Debt Capital Markets

Telecopy: (212) 205-7812

TD Securities (USA) LLC

1 Vanderbilt Avenue, 12th Floor

New York, New York 10017

Attention: Transaction Management Group

Email: USTMG@tdsecurities.com”

3.    Effectiveness. This Amendment shall become effective as of the Effective Date. Except as specifically amended by this Amendment, the Distribution Agreement shall remain in full force and effect and is hereby ratified and confirmed.

4.    Counterparts. This Amendment may be executed in any number of counterparts and by the different Parties in separate counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.    Governing Law. This Amendment and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed in such State.

[Remainder of Page Intentionally Blank]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Amendment along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

By:	/s/ Bradford D. Huntington
Name:	Bradford D. Huntington
Title:	Vice President and Treasurer

ACCEPTED:

BARCLAYS CAPITAL INC.

By:	/s/ Lindsey VanEgmond
Name:	Lindsey VanEgmond
Title:	Managing Director

BNP PARIBAS SECURITIES CORP.

By:	/s/ Pasquale A. Perraglia
Name:	Pasquale A. Perraglia IV
Title:	Director

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Dan Klinger
Name:	Dan Klinger
Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ Patrick Boultinghouse
Name:	Patrick Boultinghouse
Title:	Managing Director

CIBC WORLD MARKETS CORP.

By:	/s/ Michael Kim
Name:	Michael Kim
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Ted Michaels
Name:	Ted Michaels
Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Sam Chaffin
Name:	Sam Chaffin
Title:	Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharya
Name:	Som Bhattacharya
Title:	Executive Director

MIZUHO SECURITIES USA LLC

By:	/s/ John McCabe
Name:	John McCabe
Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Richard Testa
Name:	Richard Testa
Title:	Managing Director

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
Name:	Valerie Shadeck
Title:	Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name:	Scott G. Primrose
Title:	Authorized Signatory

SCOTIA CAPITAL (USA) INC.

By:	/s/ Elsa Wang
Name:	Elsa Wang
Title:	Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Luiz Lanfredi
Name:	Luiz Lanfredi
Title:	Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Vanessa L. Clark
Name:	Vanessa L. Clark
Title:	Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director